                                                                    Exhibit 4.13


================================================================================


                             BANK ONE ISSUANCE TRUST
                                    as Issuer

                         CLASS A(2002-1) TERMS DOCUMENT
                            dated as of May 22, 2002

                                       to

                         ONESERIES INDENTURE SUPPLEMENT
                             dated as of May 1, 2002

                                       to

                                    INDENTURE

                             dated as of May 1, 2002


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                    as Indenture Trustee and Collateral Agent


================================================================================

                  THIS CLASS A(2002-1) TERMS DOCUMENT (this "Terms Document"),
                                                             --------------
by and between BANK ONE ISSUANCE TRUST, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at
                                        ------
c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the "Indenture Trustee") and
                                                -----------------
collateral agent (the "Collateral Agent"), is made and entered into as of May 22, 2002.

                  Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of ONEseries Class A Notes and shall specify the principal terms thereof.

                                    ARTICLE I

             Definitions and Other Provisions of General Application

     Section 1.1 Definitions. For all purposes of this Terms Document, except as
                 -----------
otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (4) all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document as originally executed;

                  (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

                  (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling;

                  (7) each capitalized term defined herein shall relate only to the Class A(2002-1) Notes and no other Tranche of ONEseries Notes issued by the Issuer; and

                  (8) "including" and words of similar import will be deemed to be followed by "without limitation."

                  "Asset Pool Supplement" means the Asset Pool One Supplement to
                   ---------------------
the Indenture, dated as of May 1, 2002 among the Issuer, the Indenture Trustee and the Collateral Agent, as amended, supplemented, restated or otherwise modified from time to time.

                  "Base Rate" has the meaning specified in the Indenture
                   ---------
Supplement.

                  "BDL" means Banque de Luxembourg.
                   ---

                  "Calculation Agent" is defined in Section 2.4(a).
                   -----------------

                  "Class A(2002-1) Adverse Event" means the occurrence of any of
                   -----------------------------
the following: (a) an Early Amortization Event with respect to the Class A(2002-1) Notes, (b) an Event of Default and acceleration of the Class A(2002-1) Notes, (c) the Class A Usage of the Class B Required Subordinated Amount for the Class A(2002-1) Notes becomes greater than zero or (d) the Class A Usage of the Class C Required Subordinated Amount for the Class A(2002-1) Notes becomes greater than zero.

                  "Class A(2002-1) Note" means any Note, substantially in the
                   --------------------
form set forth in Exhibit A-1 to the Indenture Supplement, designated therein as a Class A(2002-1) Note and duly executed and authenticated in accordance with the Indenture.

                  "Class A(2002-1) Noteholder" means a Person in whose name a
                   --------------------------
Class A(2002-1) Note is registered in the Note Register.

                  "Class A(2002-1) Termination Date" means the earliest to occur
                   --------------------------------
of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2002-1) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to
Article V thereof.

                  "Class A Required Subordinated Amount of Class B Notes" is
                   -----------------------------------------------------
defined in Section 2.2(a).

                  "Class A Required Subordinated Amount of Class C Notes" is
                   -----------------------------------------------------
defined in Section 2.2(b).

                  "Controlled Accumulation Amount" means $83,333,334; provided,
                   ------------------------------                     --------
however, if the Accumulation Period Length is determined to be less than twelve
-------
months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class A(2002-1) Notes will be the amount specified in the definition of "Controlled Accumulation Amount" in the Indenture Supplement.

                  "Excess Spread Percentage" has the meaning specified in the
                   ------------------------
Indenture Supplement.

                  "Indenture" means the Indenture, dated as of May 1, 2002,
                   ---------
between the Issuer and the Indenture Trustee, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Indenture Supplement" means the ONEseries Indenture
                   --------------------
Supplement, dated as of May 1, 2002, between the Issuer, the Indenture Trustee and the Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Initial Dollar Principal Amount" means $1,000,000,000.
                   -------------------------------

                  "Interest Payment Date" means June 17, 2002 and the 15/th/ day
                   ---------------------
of each month thereafter, or if such 15/th/ day is not a Business Day, the next succeeding Business Day.

                  "Interest Period" means, with respect to any Interest Payment
                   ---------------
Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance
Date) to but excluding such Interest Payment Date.

                  "Issuance Date" means May 22, 2002.
                   -------------

                  "Legal Maturity Date" means January 15, 2010.
                   -------------------

                  "LIBOR" means, for any Interest Period, the London interbank
                   -----
offered rate for one-month United States dollar deposits determined by the Trustee on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.4.

                  "LIBOR Determination Date" means (1) May 20, 2002 for the
                   ------------------------
period from and including the Issuance Date through but excluding June 17, 2002 and (2) for each interest period thereafter, the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

                  "London Business Day" means any Business Day on which dealings
                   -------------------
in deposits in United States Dollars are transacted in the London interbank market.

                  "Note Interest Rate" means a rate per annum equal to 0.11% in
                   ------------------
excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.

                  "Paying Agent" means Wells Fargo Bank Minnesota, National
                   ------------
Association.

                  "Portfolio Yield" has the meaning specified in the Indenture
                   ---------------
Supplement.

                  "Predecessor Note" means, with respect to any particular Note,
                   ----------------
every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Record Date" means, for any Note Transfer Date, the last
                   -----------
Business Day of the preceding Monthly Period.

                  "Reference Banks" means four major banks in the London
                   ---------------
interbank market selected by the Beneficiary.

                  "Scheduled Principal Payment Date" means May 15, 2007.
                   --------------------------------

                  "Stated Principal Amount" means $1,000,000,000.
                   -----------------------

                  "Telerate Page 3750" means the display page currently so
                   ------------------
designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Tranche" has the meaning specified in the Indenture.
                   -------

     Section 1.2 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN
                 -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PAR-

TIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 1.3 Counterparts. This Terms Document may be executed in any number
                 ------------
of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

     Section 1.4 Ratification of Indenture and Indenture Supplement. As
                 --------------------------------------------------
supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

                               [END OF ARTICLE I]

                                   ARTICLE II

                            The Class A(2002-1) Notes

     Section 2.1 Creation and Designation. There is hereby created a Tranche of
                 ------------------------
ONEseries Class A Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the "ONEseries Class A(2002-1) Notes."

     Section 2.2 Specification of Required Subordinated Amount and Other Terms.
                 -------------------------------------------------------------

         (a) For the Class A(2002-1) Notes for any date of determination, the Class A Required Subordinated Amount of Class B Notes will be an amount equal to 8.47953% of (i) prior to the occurrence of a Class A(2002-1) Adverse Event, the Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes on such date of determination or (ii) on and after the date on which a Class A(2002-1) Adverse Event shall have occurred, the greater of (1) the Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes on such date of determination and (2) the Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes as of the close of business on the day immediately preceding the date on which such Class A(2002-1) Adverse Event shall have occurred.

         (b) For the Class A(2002-1) Notes for any date of determination, the Class A Required Subordinated Amount of Class C Notes will be an amount equal to 8.47953% of (i) prior to the occurrence of a Class A(2002-1) Adverse Event, the Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes on such date or (ii) on and after the date on which a Class A(2002-1) Adverse Event shall have occurred, the greater of (1) the Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes on such date of determination and (2) Adjusted Outstanding Dollar Principal Amount of the Class A(2002-1) Notes as of the close of business on the day immediately preceding the date on which such Class A(2002-1) Adverse Event shall have occurred.

         (c) The Issuer may change the percentages or the formulas set forth in either clause (a) or (b) above without the consent of any Noteholder so long as the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Class A(2002-1) Notes of the ONEseries that the change in either of such percentages or formulas, as applicable, will not result in a Ratings Effect with respect to any Outstanding Class A(2002-1) Notes and
(ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion.

     Section 2.3 Interest Payment.
                 ----------------

         (a) For each Interest Payment Date, the amount of interest due with respect to the Class A(2002-1) Notes shall be an amount equal to the product of
(i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denomina-tor of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period, times (ii) the Outstanding Dollar Principal Amount of the Class A(2002-1) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class A(2002-1) Notes; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class A(2002-1) Notes shall be an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class A(2002-1) Notes on the Issuance Date, (y) 26 divided by 360 and (z) the Note Interest Rate in effect with respect to the Class A(2002-1) Notes determined on May 20, 2002. Interest on the Class A(2002-1) Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year.

         (b) Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class A(2002-1) Notes, the Indenture Trustee shall deposit into the Class A(2002-1) Interest Funding Sub-Account the portion of ONEseries Available Finance Charge Collections allocable to the Class A(2002-1) Notes.

     Section 2.4 Calculation Agent; Determination of LIBOR.
                 -----------------------------------------

         (a) The Issuer hereby agrees that for so long as any Class A(2002-1) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

         (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750 or on a comparable system as is customarily used to quote LIBOR the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Benefi-ciary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

         (c) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (612) 667-8058 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

         (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

     Section 2.5 Payments of Interest and Principal.
                 ----------------------------------

         (a) Any installment of interest or principal, if any, payable on any Class A(2002-1) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class A(2002-1) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

         (b) The right of the Class A(2002-1) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class A(2002-1) Termination Date.

     Section 2.6 Form of Delivery of Class A(2002-1) Notes; Depository;
                 ------------------------------------------------------
Denominations.
-------------

         (a) The Class A(2002-1) Notes shall be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

         (b) The Depository for the Class A(2002-1) Notes shall be The Depository Trust Company, and the Class A(2002-1) Notes shall initially be registered in the name of Cede & Co., its nominee.

         (c) The Class A(2002-1) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

     Section 2.7 Delivery and Payment for the Class A(2002-1) Notes. The Issuer
                 --------------------------------------------------
shall execute and deliver the Class A(2002-1) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2002-1) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

     Section 2.8 Supplemental Indenture. The Issuer may enter into a
                 ----------------------
supplemental indenture with respect to the Class A(2002-1) Notes as provided in
Section 9.01 of the Indenture, provided, however, that any supplemental
                               --------  -------
indenture which provides for an additional or alternative form of credit enhancement for the Class A(2002-1) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the ONEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the ONEseries.

     Section 2.9 Appointment of co-Paying Agent and co-Transfer Agent. BDL is
                 ----------------------------------------------------
appointed as co-paying agent and as co-transfer agent in Luxembourg with respect to the Class A(2002-1) Notes for so long as the Class A(2002-1) Notes are listed on the Luxembourg Stock Exchange. Any reference in this Terms Document, the Indenture Supplement, the Asset Pool Supplement and the Indenture to the Paying Agent or the Transfer Agent shall be deemed to include BDL as co-paying agent or co-transfer agent, as the case may be, unless the context requires otherwise.

                               [END OF ARTICLE II]

     IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

                                      BANK ONE ISSUANCE TRUST

                                      By: FIRST USA BANK, NATIONAL ASSOCIATION,
                                          as Beneficiary and not in its
                                          individual capacity



                                      By: /s/ Stephen R. Etherington
                                          ----------------------------------
                                          Name:  Stephen R. Etherington
                                          Title: First Vice President



                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Indenture Trustee and
                                      Collateral Agent



                                      By: /s/ Jennifer C. Davis
                                          ----------------------------------
                                          Name:  Jennifer C. Davis
                                          Title: Assistant Vice President

                                TABLE OF CONTENTS
                                -----------------

                                                                                        PAGE
                                                                                        ----
                                          ARTICLE I

                   Definitions and Other Provisions of General Application

Section 1.1   Definitions ...........................................................      1
              -----------

Section 1.2   Governing Law .........................................................      4
              -------------

Section 1.3   Counterparts ..........................................................      4
              ------------

Section 1.4   Ratification of Indenture and Indenture Supplement ....................      4
              --------------------------------------------------

                                         ARTICLE II

                                  The Class A(2002-1) Notes

Section 2.1   Creation and Designation ..............................................      5
              ------------------------

Section 2.2   Specification of Required Subordinated Amount and Other Terms .........      5
              -------------------------------------------------------------

Section 2.3   Interest Payment ......................................................      6
              ----------------

Section 2.4   Calculation Agent; Determination of LIBOR. ............................      6
              -----------------------------------------

Section 2.5   Payments of Interest and Principal ....................................      7
              ----------------------------------

Section 2.6   Form of Delivery of Class A(2002-1) Notes; Depository; Denominations ..      8
              --------------------------------------------------------------------

Section 2.7   Delivery and Payment for the Class A(2002-1) Notes ....................      8
              --------------------------------------------------

Section 2.8   Supplemental Indenture ................................................      8
              ----------------------

Section 2.9   Appointment of co-Paying Agent and co-Transfer Agent ..................      8
              ----------------------------------------------------